UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

(Date of earliest event reported): January 24, 2012

IMPERIAL PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-9923	95-3386019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

710 Norfleet Drive West

Middletown, IN 47356

(Address of principal executive office and zip code)

(765) 354-9832

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Registrant reported on January 26, 2012 that it had accepted the resignation of John Ryer from its Board of Directors. Mr. Ryer was the Chief Executive Officer and President of the Company and resigned due to personal reasons and had no disagreements with the Management of the Company or with its independent accountants.

The Board is currently conducting a search for the next Chief Executive Officer and President and has narrowed their search to a few qualified candidates. Mr. Tim Jones, CFO of Imperial Petroleum and President of e-biofuels, LLC, will act as interim-CEO and President until a replacement has been appointed.

Mr. Robert Willmann was appointed to the Board of Directors. Mr. Willmann is the owner and founder of State Safety and Compliance in Indianapolis, Indiana. In addition, Mr. Willmann has served as an advisor to one of the country’s larger privately held Maintenance, Repair and Operations (MRO) and tooling companies for eight years.

All of the appointments by and to the Board will serve until the next regularly scheduled shareholder’s meeting.

ITEM 9.01	EXHIBITS

(d)	Exhibits

Exhibit Number	Description of Exhibit

Exhibit 99.1	Press Release

Exhibit 99.2	Letter of Resignation: John Ryer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Imperial Petroleum, Inc.

By:	/s/ Tim Jones
Tim Jones
Title:	CFO

Dated: January 30, 2012